Exhibit 4.9

Execution Copy

THIS SUPPLEMENTAL INDENTURE, AND THE RIGHTS OF THE PARTIES HEREUNDER, ARE SUBJECT TO THE PROVISIONS OF THE OMNIBUS INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 7, 2009, BETWEEN THE TRUSTEE AND THE OTHER CREDITORS PARTY THERETO FROM TIME TO TIME, AND THE COMPANY AND THE GUARANTORS, AS AMENDED OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE PROVISIONS THEREOF

FIBERTOWER CORPORATION,

as the Company,

the Guarantor parties named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as the Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of December 16, 2009

to

INDENTURE

Dated as of December 7, 2009

9.00% Mandatorily Redeemable Convertible Senior Secured Notes due 2012

TABLE OF CONTENTS

Page

ARTICLE 1 Relation to Indenture; Definitions	1
SECTION 1.01. Relation to Indenture	1
SECTION 1.02. Definitions	1
SECTION 1.03. General References	1

ARTICLE 2 Guarantee	2
SECTION 2.01. Agreement to Guarantee	2

ARTICLE 3 Miscellaneous	2
SECTION 3.01. Certain Trustee Matters	2
SECTION 3.02. Continued Effect	2
SECTION 3.03. Governing Law	2
SECTION 3.04. Counterparts	2

FIRST SUPPLEMENTAL INDENTURE, dated as of December 16, 2009 (this “Supplemental Indenture”), among FiberTower Corporation, a Delaware corporation (the “Company”), FiberTower Spectrum Holdings LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company (the “New Guarantor”), the other Guarantor parties named on the signature pages hereto (collectively, the “Existing Guarantors”), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (in such capacity, the “Trustee”).

RECITALS

WHEREAS, the Company, the Existing Guarantors and the Trustee are parties to an Indenture, dated as of December 7, 2009 (the “Original Indenture”), such Original Indenture, as amended and supplemented from time to time (including without limitation pursuant to this Supplemental Indenture), being referred to herein as the “Indenture”;

WHEREAS, the Company is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee, on a senior secured basis, all of the Company’s obligations under the Notes pursuant to a Note Guarantee and on the terms and conditions set forth in the Indenture;

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee, the Company and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken;

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1
RELATION TO INDENTURE; DEFINITIONS

SECTION 1.01.  Relation to Indenture.

With respect to the Notes, this Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 1.02.  Definitions.

For all purposes of this Supplemental Indenture, except as otherwise expressly provided herein, capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Original Indenture.

SECTION 1.03.  General References.

All references in this Supplemental Indenture to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Supplemental Indenture; and the terms “herein”, “hereof”, “hereunder” and any other word of similar import refers to this Supplemental Indenture.

ARTICLE 2
GUARANTEE

SECTION 2.01.  Agreement to Guarantee.

The New Guarantor hereby agrees, jointly and severally with the Existing Guarantors, to unconditionally guarantee, on a senior secured basis, the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 12 of the Indenture, and to be bound by all other applicable provisions of the Indenture.  From and after the date hereof, the New Guarantor shall be a Guarantor for all purposes under the Indenture and the Notes.

ARTICLE 3
MISCELLANEOUS

SECTION 3.01.  Certain Trustee Matters.

The recitals contained herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness.

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or the proper authorization or due execution thereof by the Company or the Guarantors.

Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or should be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.

SECTION 3.02.  Continued Effect.

Except as expressly supplemented and amended by this Supplemental Indenture, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Original Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed.  This Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

SECTION 3.03.  Governing Law.

This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 3.04.  Counterparts.

This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.  Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile or electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplemental Indenture.

 (Signature Pages Follow)

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and delivered, all as of the day and year first above written.

COMPANY:

FIBERTOWER CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

NEW GUARANTOR:

FIBERTOWER SPECTRUM HOLDINGS LLC

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

EXISTING GUARANTORS:

FIBERTOWER NETWORK SERVICES CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

FIBERTOWER SOLUTIONS CORPORATION

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

FIBERTOWER LICENSING CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE

FIBERTOWER BROADBAND CORP.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

TELIGENT SERVICES ACQUISITION, INC.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title: Chief Financial Officer

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Patrick Giordano
Authorized Signatory

SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE